Exhibit 99.1

PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97440
(Nasdaq-NMS: “PWEI”)
CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE REPORTS FIRST QUARTER RESULTS

Conference Call and Webcast Scheduled for May 6, 2004 at 10:30 a.m. Central Time

Eugene, Oregon — May 5, 2004 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported its financial results for the three months ended March 31, 2004. A summary of the results for the first quarter ending March 31, 2004 and 2003 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended March 31,
	2004	2003
Net sales	$106,091	$70,038
Gross profit	10,026	10,934
Restructuring and related costs	658	0
Income (loss) from continuing operations	(3,875)	(588)

Adjustments to reconcile to EBITDA:
Interest	3,541	2,584
Taxes	(2,405)	(365)
Depreciation	2,361	2,362
Amortization	75	17

EBITDA	(303)	4,010
Income (loss) per common share from continuing operations:
Basic	$(0.56)	$(0.09)
Diluted	$(0.56)	$(0.09)

The reported financial results for the first quarter reflect a pre-tax restructuring charge of $658,000 related primarily to stock option and restricted stock modifications resulting in additional non-cash compensation, incurred in connection with the reorganization of the Company.

PW Eagle also reported pro forma financial information assuming that its March 14, 2003 acquisition of Uponor ETI Company took place on January 1, 2002. The pro forma financial information includes certain adjustments to reflect what the Company will experience on an ongoing basis. A summary of the unaudited pro forma financial information for the three-month periods ending March 31, 2004 and 2003:

Pro Forma Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended March 31,
	2004	2003
Net sales	$106,091	$89,204
Gross profit	10,026	15,471
Income (loss) from continuing operations	(3,875)	383
Adjustments to reconcile to EBITDA:
Interest	3,541	2,867
Taxes	(2,405)	234
Depreciation	2,361	3,092
Amortization	75	143

EBITDA	(303)	6,719
Income (loss) per common share from continuing operations:
Basic	$(0.56)	$0.06
Diluted	$(0.56)	$0.04

Jerry Dukes, President, commented, “Our business continues to strengthen and our operating results continue to improve. The Company’s financial performance in the first quarter was a dramatic improvement over both the third and fourth quarters of 2003. Our sales measured both in terms of dollars and pounds increased, as did our average sales price. In terms of pounds sold on a proforma basis, March was a record month for the Company with over 92 million pounds sold. If the economy continues to show the strength we see today, we expect that the improvement in price and margin will continue, although the number of pounds sold may be somewhat restricted by low inventory levels. As a result, we anticipate that the Company’s financial performance in the second quarter will be better than the first quarter and better than the second quarter of 2003.”

Scott Long, Chief Financial Officer, added, “The Company is in compliance with all of its credit facilities and other debt instruments. In addition, the Company’s liquidity and availability under its revolving credit facilities continues to improve and is the best it has been in six months. We expect that it will continue to improve as we move through the busy construction season.”

Strategic Initiatives

As previously announced, the Company has retained Goldsmith, Agio, Helms Securities, Inc., an investment banker, to review strategic alternatives to maximize shareholder value. This process of review is continuing. The Board of Directors of the Company has decided to delay holding the annual shareholders’ meeting until the process has been completed.

PWPoly Corp.

As previously reported, PWPoly has entered into a non-binding letter of intent to acquire an extruder of small diameter polyethylene pipe with sales of approximately $40 million. PWPoly has not entered into a definitive agreement. PWPoly is continuing to conduct its due diligence and arrange financing for the transaction with its lenders. While the transaction process is proceeding as anticipated, there is no assurance that this transaction will be completed. If the transaction is completed, it is anticipated to close in the second quarter of 2004.

The Company still intends to proceed with the anticipated spin-off of the shares of PWPoly to the PW Eagle shareholders. Assuming PWPoly completes its potential acquisition in the second quarter of 2004, and the Company satisfies all the conditions of the spin-off discussed below, the Company currently anticipates that the spin-off will occur in the third quarter of 2004. If the spin-off is completed, the Company anticipates that it will distribute one share of PWPoly stock for each share of PW Eagle stock held by those shareholders of PW Eagle who beneficially own 8,000 shares or more of PW Eagle stock. Those shareholders of PW Eagle who beneficially own less than 8,000 shares will receive a cash distribution for each of their shares of PW Eagle stock in an amount equal to the value of a share of PWPoly stock. The amount of this cash distribution has not been determined and cannot be determined until a time closer to the actual distribution. If the potential acquisition occurs, the value of PWPoly shares will be impacted by that acquisition. This distribution of PWPoly shares or cash to the shareholders of PW Eagle stock is subject to final approval by an independent committee of the Board of Directors of PW Eagle, the issuance of an opinion to the PW Eagle independent committee as to the value of PWPoly, the approval of the transaction by PW Eagle’s lenders and certain governmental approvals and the raising of the cash necessary to make the cash distribution. A record date for this transaction has not yet been established. This transaction will be a taxable event for both PW Eagle and its shareholders. Assuming that PW Eagle is profitable in 2004, the distribution of the PWPoly shares and the cash will be treated as a dividend to the shareholders of PW Eagle. Regardless of whether or not a PW Eagle shareholder receives PWPoly shares or cash in the distribution, the amount of the dividend on a per share basis will be equal to the amount of cash distributed on a per share basis.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF PW EAGLE OR PWPOLY.

First Quarter 2004 Webcast & Conference Call

PW Eagle will hold its first quarter 2004 webcast and conference call on Thursday, May 6, 2004 at 10:30 a.m. Central Time to discuss the first quarter 2004 results. The conference call will be available live on the Internet at www.pweagleinc.com. The call will be archived on the website for one week, and at the call-in number for two days. The conference telephone number is 1-800-318-3619, use 7292461 as the confirmation code to access the call.

PW Eagle, Inc. is a leading extruder of PVC pipe products. PWPoly Corp, a subsidiary of PW Eagle, is an extruder of small diameter polyethylene pipe. The Company and PWPoly operate eleven manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI”.

Forward Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including: (i) the statements by Jerry Dukes that the improvement in price and margin will continue through the second quarter, that the company’s financial performance in the second quarter will be better than the first quarter and better than the second quarter of 2003; and (ii) the statements by Scott Long that the Company’s liquidity and availability will continue to improve during the busy construction season; and (iii) the anticipation that the closing of the potential acquisition by PW Poly will take place in the second quarter and that the spinoff of the shares of PW Poly to the shareholders of PW Eagle will occur in the third quarter are “forward looking” statements which involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy and particularly the segments of the economy that impact the Company’s business do not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during 2004; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. The Company must satisfy conditions before it can spin off PWPoly to its shareholders. Some of these conditions are outside the Company’s control; including the timing and review of the Company’s registration statement with the Securities and Exchange Commission. There is also no assurance that PWPoly will complete its acquisition of the small pipe extruder in the second quarter of 2004. The Company does not have a binding agreement with the seller and may not be successful in reaching a definitive agreement for the sale. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements. In addition, the use of the term “EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

- financials follow -

PW EAGLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three months ended March 31,
	2004	2003
NET SALES	$106,091	$70,038
COST OF GOODS SOLD	96,065	59,104

Gross profit	10,026	10,934
OPERATING EXPENSES:
Selling expenses	9,932	6,501
General and administrative expenses	2,420	2,798
Restructuring and related costs	658	—

	13,010	9,299

OPERATING INCOME (LOSS)	(2,984)	1,635
NON-OPERATING EXPENSES (INCOME):
Interest expense	3,541	2,584
Other (income) expense, net	(26)	4
Equity in earnings of affiliate	(219)	—

	3,296	2,588

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,280)	(953)
INCOME TAX BENEFIT	(2,405)	(365)

LOSS FROM CONTINUING OPERATIONS	(3,875)	(588)
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAXES	—	32

NET LOSS	$(3,875)	$(556)

LOSS PER COMMON SHARE:
Basic	$(0.56)	$(0.08)

Diluted	$(0.56)	$(0.08)

LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.56)	$(0.09)

Diluted	$(0.56)	$(0.09)

INCOME PER COMMON SHARE FROM DISCONTINUED OPERATIONS:
Basic	—	$0.01

Diluted	—	$0.01

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	6,892	6,820
Diluted	6,892	6,820

PW EAGLE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for shares and per share amounts)

ASSETS	March 31, 2004	December 31, 2003
CURRENT ASSETS:
Cash and cash equivalents	$754	$431
Accounts receivable, net	48,346	26,566
Inventories	39,576	45,545
Deferred income taxes	1,456	1,944
Other current assets	1,475	3,896

Total current assets	91,607	78,382
Property and equipment, net	59,908	62,146
Goodwill	3,651	3,651
Intangible assets	3,084	3,150
Other assets	21,281	17,849

TOTAL ASSETS	$179,531	$165,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Borrowings under revolving credit facility	$46,238	$34,631
Current maturities of long-term debt and financing lease obligations	3,094	3,967
Accounts payable	35,670	25,214
Book overdraft	2,648	6,168
Accrued liabilities	12,971	12,012

Total current liabilities	100,621	81,992
Other long-term liabilities	7,192	8,124
Long-term debt, less current maturities	11,015	14,861
Financing lease obligations, less current maturities	16,306	13,016
Senior subordinated debt	32,529	31,950

TOTAL LIABILITIES	167,663	149,943

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Series A preferred stock; 7% cumulative dividend; convertible; $2 per share liquidation preference; no par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Undesignated stock, $.01 par value; 14,490,000 shares authorized; none issued and outstanding	—	—
Stock warrants	6,998	6,936
Common stock; $.01 par value; 30,000,000 shares authorized; issued and outstanding 7,223,033 and 7,258,850 shares, respectively	72	73
Class B Common stock, $.01 par value; 3,500,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	31,952	31,281
Unearned compensation	(1,355)	(1,104)
Notes receivable from officers and employees on common stock purchases	(350)	(350)
Accumulated other comprehensive income	398	371
Accumulated deficit	(25,847)	(21,972)

Total stockholders’ equity	11,868	15,235

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$179,531	$165,178